CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Trustees and Shareholders of Putnam Funds Trust:

We consent to the use of our report dated April 12, 2006, incorporated in this Registration Statement by reference, to the Putnam Floating Rate Income Fund, a series of Putnam Funds Trust, and to the references to our firm under the captions “Financial Highlights” in the prospectus and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information.

Boston, Massachusetts June 23, 2006